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                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Allin Communications Corporation



We consent to the inclusion in this Amended Current Report on Form 8-K/A of Allin Communications Corporation of our report dated September 22, 1998, relating to the balance sheets of KCS Computer Services, Inc. as of December 31, 1997 and 1996 and the related statements of operations and Retained earnings and of cash flows for the years then ended.



/s/GROSSMAN YANAK & FORD LLP


Pittsburgh, Pennsylvania
October 7, 1998